                                                                     Exhibit 4.3

                          THIRD SUPPLEMENTAL INDENTURE
                       TO AMENDED AND RESTATED INDENTURE

     THIRD SUPPLEMENTAL INDENTURE, dated as of December 14, 1998, by and among HMH PROPERTIES, INC., a Delaware corporation (the "Company"), HOST MARRIOTT, L.P., a Delaware limited partnership (the "Operating Partnership"), the entities identified herein as New Subsidiary Guarantors and the Trustee (as defined below), to Amended and Restated Indenture, dated as of August 5, 1998 (as supplemented and amended from time to time, the "Indenture"), among the Company, the Guarantors named therein and Subsidiary Guarantors named therein (the "Original Subsidiary Guarantors") and MARINE MIDLAND BANK, as Trustee (the "Trustee")

                                    RECITALS
                                    --------

     WHEREAS, the Company, the Guarantors, the Original Subsidiary Guarantors and the Trustee executed and delivered the Indenture amending and restating the form of Indenture previously filed as Exhibit 4.1 to the Registration Statement (No. 333-50729) filed with Securities and Exchange Commission (the "Commission") on Form S-3 by the Company, the Guarantors and the Original Subsidiary Guarantors;

     WHEREAS, pursuant to that certain First Supplemental Indenture dated as of August 5, 1998 among the Company, the Guarantors, the Original Subsidiary Guarantors and the Trustee, (i) the Company issued under the Indenture as thereby supplemented, $500,000,000 aggregate principal amount of 7% Series A Senior Notes due to 2005 (the "Series A Notes") and $1,200,000,000 aggregate principal amount of 7% Series B Senior Notes due 2008 (the "Series B Notes") and
(ii) each Guarantor and Original Subsidiary Guarantor fully and unconditionally guaranteed the Company's obligations under the Series A Senior Notes and Series B Senior Notes and its obligations under the Indenture;

     WHEREAS, pursuant to that certain Second Supplemental Indenture dated as of December 11, 1998, among the Company, the Guarantors, the Original Subsidiary Guarantors and the Trustee, (i) the Company issued under the Indenture, as thereby supplemented, $500,000,000 aggregate principal amount of 8.45% Series C Senior Notes due 2008 (the "Series C Senior Notes" and, together with the Series A Senior Notes and the Series B Senior Notes, the "Senior Notes") and (ii) each Guarantor and Original Subsidiary Guarantor fully and unconditionally guaranteed the Company's obligations under the Series C Senior Notes and its obligations under the Indenture;

     WHEREAS, the Company intends to merge with and into the Operating Partnership and the Operating Partnership will be the continuing Person in such merger (the "Company Merger") and become the obligor under the Senior Notes and the Indenture;

     WHEREAS, each Original Subsidiary Guarantor listed on Schedule A intends to merge with and into the New Subsidiary Guarantor set forth next to such Original Subsidiary Guarantor on Schedule A, and, in each case, the corresponding New Subsidiary Guarantor will be the surviving Person in such merger and become the obligor under such Original Subsidiary Guarantor's Guarantees of the Senior Notes and the Indenture;

     NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

     Section 1.  Successor Obligor.  In accordance with Article 5 of the
                 -----------------
Indenture, effective upon consummation of the Company Merger, the Operating Partnership will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the Operating Partnership had been named therein as the obligor, and the Operating Partnership hereby assumes, effective upon consummation of the Company Merger, all of the obligations of the Company pursuant to the Senior Notes and under the Indenture.

     Section 2.  Successor Guarantee Obligors.  In accordance with Section 4.13
                 ----------------------------
of the Indenture, effective upon consummation of a merger of an Original Subsidiary Guarantor listed on Schedule A with and into the identified New Subsidiary Guarantor, such New Subsidiary Guarantor will assume all of the obligations of the corresponding Original Subsidiary Guarantor pursuant to such Original Subsidiary Guarantor's Guarantee of the Senior Notes and under the Indenture. In accordance therewith, each such New Subsidiary Guarantor does hereby unconditionally and fully guarantee, on a senior basis, all of the obligations of the corresponding Original Subsidiary Guarantor under such Original Subsidiary Guarantor's Guarantee under the Indenture on the terms set forth in the Indenture, such guarantee to become effective upon consummation of such merger.

     Section 3.  Defined Terms.  All capitalized terms used but not defined
                 -------------
herein shall have the meaning attributed to such terms under the Indenture.

     Section 4. The Trustee shall not responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Operating Partnership and the New Subsidiary Guarantors.

     Section 5. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULE 327(B). THE OPERATING PARTNERSHIP AND EACH OF THE NEW SUBSIDIARY GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK, IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURT. THE OPERATING PARTNERSHIP AND EACH OF THE NEW SUBSIDIARY GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH

COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, NOTHING HEREIN SHALL EFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITY HOLDER TO SERVES PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OPERATING PARTNERSHIP, AND THE NEW SUBSIDIARY GUARANTORS IN ANY OTHER JURISDICTION.

     Section 6. The party may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original but all such executed copies together shall represent the same agreement.

     IN WITNESS WHEREOF, the parties hereto have cause this Third Supplemental Indenture to be duly executed, all as of the date first written above.


                              HMH PROPERTIES, INC.


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              HOST MARRIOTT, L.P.

                              By:  HMC REAL ESTATE LLC,
                                   its general partner


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              HMH MARINA LLC


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              HMC RETIREMENT PROPERTIES, LLC


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              HMC SFO LLC


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              HMH PENTAGON LLC


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              AIRPORT HOTELS LLC


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              MARRIOTT PLP LLC


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              MARRIOTT SBM TWO LLC


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              MARRIOTT PARK RIDGE LLC


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              PRM LLC


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              MARRIOTT CAPITAL RESOURCES LLC


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              HMH RIVERS, L.P.

                              By:  HMH RIVERS LLC,
                                   its general partner


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              CHESAPEAKE FINANCIAL SERVICES LLC


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                              MARINE MIDLAND BANK, as Trustee


                              By:
                                  -------------------------------------
                                  Name:
                                  Title:

                                                                      Schedule A
                                                                      ----------

                                  Schedule of
                           New Subsidiary Guarantors
                           -------------------------

Original Subsidiary Guarantor                 New Subsidiary Guarantor*
--------------------------------------        ---------------------------------
HMH Marina, Inc.                              HMH Marina LLC
HMC Retirement Properties, Inc.               HMC Retirement Properties, LLC
HMC SFO, Inc.                                 HMC SFO LLC
HMH Pentagon Corporation                      HMH Pentagon LLC
Host Airport Hotels, Inc.                     Airport Hotels LLC
Marriott PLP Corporation                      Marriott PLP LLC
Marriott SBM Two Corporation                  Marriott SBM Two LLC
Marriott Park Ridge Corporation               Marriott Park Ridge LLC
PRM Corporation                               PRM LLC
HMC Capital Resources Corporation             Marriott Capital Resources LLC
HMH Rivers, Inc.                              HMH Rivers, L.P.
Marriott Financial Services, Inc.             Chesapeake Financial Services LLC



* Each New Subsidiary Guarantor which is a limited liability company is formed under the laws of the State of Delaware. HMH Rivers, L.P. is formed under the laws of the State of Texas.